EXHIBIT 4.1

SECOND SUPPLEMENTAL INDENTURE

This Second Supplemental Indenture, dated as of May 1, 2026 (this “Supplemental Indenture”), by and among Helix Energy Solutions Group, Inc. (the “Issuer”), the Guarantors party hereto (the “Guarantors”), and The Bank of New York Mellon Trust Company, N.A., as Trustee, paying agent and registrar under such Indenture.

W I T N E S S E T H:

WHEREAS, the Issuer, the Guarantors and the Trustee have heretofore executed and delivered an Indenture, dated as of December 1, 2023 (as supplemented by that certain First Supplemental Indenture, dated as of January 27, 2026, and as further amended, supplemented, waived or otherwise modified, the “Indenture”), providing for the issuance of an unlimited aggregate principal amount of 9.750% Senior Notes due 2029 of the Issuer;

WHEREAS, pursuant to Section 10.5(b) of the Indenture, any Guarantee of a Guarantor shall be automatically released upon any sale, exchange or transfer of the Equity Interests of such Guarantor which does not violate Section 4.10 of the Indenture, after which such Guarantor is no longer a Restricted Subsidiary;

WHEREAS, pursuant to the transactions contemplated by that certain Equity Purchase Agreement dated as of May 1, 2026 (the “Purchase Agreement”), among C-Dive, LLC, a Louisiana limited liability company (“Purchaser”), Helix Alliance Decom, LLC, a Delaware limited liability company (“Seller”), and solely for the limited purposes set forth therein, the Issuer, Purchaser has agreed to buy from Seller all of the issued and outstanding Equity Interests of Alliance-Triton GOM Holdings, LLC, after which the Guarantors listed on Annex A attached hereto shall no longer be Restricted Subsidiaries (such Guarantors listed on Annex A attached hereto, the “Released Guarantors”);

WHEREAS, pursuant to Section 10.5 of the Indenture, upon delivery to the Trustee of an Officers’ Certificate and an Opinion of Counsel to the effect that the conditions to release of a Guarantor’s Guarantee set forth in the Indenture have been complied with, the Trustee shall execute any documents reasonably requested by the Issuer to evidence the release of each of the Released Guarantors from its Guarantee;

WHEREAS, the Trustee has received an Officers’ Certificate and Opinion of Counsel in connection with the transactions contemplated by the Purchase Agreement and the Trustee’s execution of this Supplemental Indenture;

WHEREAS, pursuant to Section 9.1(4) of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture to amend the Indenture without the consent of any Holder to evidence the release of each of the Released Guarantors from its Guarantee; and

WHEREAS, pursuant to Section 9.5 of the Indenture, the Trustee shall sign any supplemental indenture authorized by Article IX of the Indenture if the supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee and the Trustee is provided with and (subject to Section 7.1 of the Indenture) shall be fully protected in relying upon an Officers’ Certificate and Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by the Indenture and that all conditions precedent thereto have been met or waived.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuer, the Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

ARTICLE I
Definitions

SECTION 1.1Defined Terms. As used in this Supplemental Indenture, capitalized terms defined in the Indenture or in the preamble or recitals thereto are used herein as therein defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

ARTICLE II
Release of Guarantors

SECTION 2.1Release of Guarantors. In reliance on the Officers’ Certificate and the Opinion of Counsel delivered to the Trustee on the date hereof, the Trustee acknowledges and agrees that each of the Released Guarantors is hereby unconditionally, automatically and irrevocably released from its Guarantee, all of its Obligations under the Indenture, and as a Guarantor under the Indenture, and accordingly, that, without further action, each of the Released Guarantors is no longer party to the Indenture.

ARTICLE III
Miscellaneous

SECTION 3.1Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 3.2Severability Clause. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

SECTION 3.3Ratification of Indenture; Supplemental Indentures Part of Indenture; No Liability of Trustee. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of a Note heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture. Additionally, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Issuer and the Trustee makes no representation with respect to any such matters.

SECTION 3.4Counterparts. This Supplemental Indenture may be executed in two or more counterparts, which when so executed shall constitute one and the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

SECTION 3.5Headings. The headings of the Articles and the sections in this Supplemental Indenture are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

ISSUER

HELIX ENERGY SOLUTIONS GROUP, INC.

By /s/ Ken Neikirk

Name: Ken Neikirk
Title:Executive Vice President, General Counsel
and Corporate Secretary

GUARANTORS

DEEPWATER ABANDONMENT ALTERNATIVES, INC.

By /s/ Ken Neikirk

Name:Ken Neikirk
Title:Vice President and Secretary

HELIX ALLIANCE DECOM, LLC

By /s/ Ken Neikirk

Name:Ken Neikirk
Title:Vice President and Secretary

HELIX ENERGY SOLUTIONS (U.K.) LIMITED

By /s/ Ken Neikirk

Name:Ken Neikirk
Title:Director

HELIX INTERNATIONAL GROUP HOLDINGS (U.K.) LIMITED

By /s/ Ken Neikirk

Name:Ken Neikirk
Title:Director

Signature Page
Second Supplemental Indenture

HELIX OFFSHORE LIMITED

By /s/ Ken Neikirk

Name:Ken Neikirk
Title:Director

HELIX Q5000 HOLDINGS LLC

By /s/ Erik Heymann

Name:Erik Heymann
Title:Vice President and Secretary

HELIX ROBOTICS SOLUTIONS, INC.

By /s/ Ken Neikirk

Name: Ken Neikirk
Title:Vice President and Secretary

HELIX ROBOTICS SOLUTIONS INTERNATIONAL CORP.

By /s/ Ken Neikirk

Name:Ken Neikirk
Title:Vice President and Secretary

HELIX ROBOTICS SOLUTIONS LIMITED

By /s/ Ken Neikirk

Name:Ken Neikirk
Title:Director

HELIX SUBSEA CONSTRUCTION, INC.

By /s/ Ken Neikirk

Name:Ken Neikirk
Title:Vice President and Secretary

Signature Page
Second Supplemental Indenture

HELIX WELL OPS INC.

By /s/ Ken Neikirk

Name:Ken Neikirk
Title:Vice President and Secretary

HELIX WELL OPS (U.K.) LIMITED

By /s/ Ken Neikirk

Name: Ken Neikirk
Title:Director

KOMMANDOR, LLC

By /s/ Ken Neikirk

Name:Ken Neikirk
Title:Vice President and Secretary

Signature Page
Second Supplemental Indenture

TRUSTEE

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By /s/ April Bradley

Name: April Bradley
Title: Vice President

Signature Page
Second Supplemental Indenture

ANNEX A

RELEASED GUARANTORS

1.	ALLIANCE ENERGY SERVICES, LLC
2.	ALLIANCE INDUSTRY HOLDINGS, LLC
3.	ALLIANCE MARITIME HOLDINGS, LLC
4.	ALLIANCE OFFSHORE, L.L.C.
5.	ALLIANCE SPECIAL VENTURES HOLDINGS, LLC
6.	ALLIANCE-TRITON GOM HOLDINGS, LLC
7.	TRITON DIVING SERVICES, LLC
8.	WHITNEY CLARE HOLDINGS, LLC